UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

RTW RETAILWINDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-32315	33-1031445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street

9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(d)                                 As previously reported in the Current Report on Form 8-K, dated April 30, 2019, the board of directors of RTW Retailwinds, Inc. (the “Company”) on April 26, 2019 elected Brenda Freeman to be a member of the Company’s board of directors, effective April 29, 2019. Ms. Freeman was not appointed to any board of directors committees at that time.

Effective as of the Company’s Annual Meeting of Stockholders on June 11, 2019, Ms. Freeman will serve as an independent director to the audit committee and the compensation committee of the Company’s board of directors. Ms. Freeman will continue to receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2018, which was filed on May 1, 2019 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: June 13, 2019	Name:	Sheamus Toal
	Title:	Executive Vice President,
Chief Operating Officer and
Chief Financial Officer